EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mikron Infrared, Inc.
Oakland, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (file no. 333-119400) our report dated December 8, 2005, relating to the consolidated financial statements of Mikron Infrared, Inc., Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended October 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman

BDO Seidman, LLP
Woodbridge, New Jersey

July 10, 2006